Extension Version

Exhibit 4(g)
EXTENSION AGREEMENT

August 7, 2017

Citibank, N.A., as Administrative Agent under the Credit Agreement referred to below

Citibank, N.A.
1615 Brett Road, Building III
New Castle, Delaware 19720

Ladies and Gentlemen:

Reference is made to (i) the Amended and Restated Credit Agreement, dated as of August 14, 2015 (as amended by that certain Amendment, dated as of August 8, 2016, among the Lenders party thereto, Citibank, N.A., as administrative agent (the “Administrative Agent”) under each of the Credit Agreements referred to therein, Entergy Corporation, Entergy Arkansas, Inc., Entergy Louisiana, LLC and Entergy Texas, Inc., as supplemented by the Extension Agreement, dated as of August 8, 2016, and as further amended, restated, modified or otherwise supplemented from time to time prior to the date hereof, the “Credit Agreement”), among Entergy Louisiana, LLC, as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, and the other LC Issuing Banks party thereto, and (ii) the Borrower’s request, dated July 6, 2017, for an extension of the Termination Date to August 14, 2022 (the “Extension Request”). Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreement.

Solely in connection with the “Extension” (as defined in the Extension Request), (a) each of the parties hereto agrees that the Specified Date shall be deemed to be July 31, 2017 notwithstanding anything in Section 2.18 of the Credit Agreement to the contrary and (b) each undersigned Lender agrees, subject to the Administrative Agent’s receipt of the documents described in Section 2.18(c) of the Credit Agreement, to extend the Termination Date applicable to such Lender’s Commitment to August 14, 2022, such extension to be effective on August 7, 2017.

This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York. Except as specifically provided above, (i) the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects by the parties hereto, and (ii) the execution and delivery of this Extension Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any Loan Documents. This Extension Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature pages follow]

THE BANK OF NOVA SCOTIA

By: /s/ David Dewar
Name: David Dewar
Title: Director

Barclays Bank PLC

By: /s/ Vanessa Kurbatskiy
Name: Vanessa Kurbatskiy
Title: Vice President

BNP PARIBAS

By: /s/ Claudia Zarate
Name: Claudia Zarate
Title: Managing Director

By: /s/ Theodore Sheen
Name: Theodore Sheen
Title: Director

The Bank of New York Mellon

By: /s/ Molly C. Homoki
Name: Molly C. Homoki
Title: Senior Associate

BANK OF AMERICA, N.A.

By: /s/ JB Meanor
Name: JB Meanor
Title: Managing Director

CoBank, ACB

By: /s/ Mike Rehmer
Name: Mike Rehmer
Title: Vice President

GOLDMAN SACHS BANK USA

By: /s/ Josh Rosenthal
Name: Josh Rosenthal
Title: Authorized Signatory

JPMORGANCHASE BANK, N.A.

By: /s/ Juan J. Javellana
Name: Juan J. Javellana
Title: Executive Director

KEYBANK NATIONAL ASSOCIATION

By: /s/ Sukanya V. Raj
Name: Sukanya V. Raj
Title: Senior Vice President

MIZUHO BANK, LTD.

By: /s/ Nelson Chang
Name: Nelson Chang
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.

By: /s/ Michael King
Name: Michael King
Title: Authorized Signatory

THE BANK OF TOKYO MITSUBISHI UFJ, LTD.

By: /s/ Eric Otieno
Name: ERIC OTIENO
Title: VICE PRESIDENT

REGIONS BANK

By: /s/ Brian Walsh
Name: Brian Walsh
Title: Director

Sumitomo Mitsui Banking Corporation

By: /s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Michael T. Sagges
Name: Michael T. Sagges
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Keith Luettel
Name: Keith Luettel
Title: Director
AGREED AND ACCEPTED:

ENTERGY LOUISIANA, LLC

By:     /s/ Steven C. McNeal
Name: Steven C. McNeal
Title: Vice President and Treasurer

CITIBANK, N.A.,
as Administrative Agent, an LC Issuing Bank
and a Lender

By: /s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President